Exhibit 99

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

                                         Case No. 01-40346 through 01-40582
                                                  -------------------------
                                                  Chapter 11


              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                             (Name of Debtors)

                      Monthly Operating Statement for
            the period February 15, 2001 through March 31, 2001


                             Debtors' Address:
                              711 Fifth Avenue
                             New York, NY 10022


                  Fried, Frank, Harris, Shriver & Jacobson
                            (Debtors' Attorneys)


                                Monthly Operating Profit (Loss): ($12,597)*
                                                                 ----------
                                ($ in thousands)


* Amount reflects the monthly operating loss for the month ended March 31, 2001.


Report Preparer: John J. Walker

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: May 15, 2001                   /s/  John J. Walker
                                     -------------------
                                     John J. Walker
                                     Senior Vice President, Chief Financial
                                     Officer & Treasurer


Indicate if this is an amended statement by checking here

                                                    AMENDED STATEMENT
                                                                      -----

                          LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                                      (DEBTORS-IN-POSSESSION)
                                UNAUDITED CONSOLIDATED BALANCE SHEET
                    (ALL AMOUNTS IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE DATA)

                                                                       February 28,     March 31,
                                                                           2001            2001
                                                                       -----------     -----------
                                 ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                            $    47,200     $    42,471
  Accounts receivable                                                       11,453          11,811
  Inventories                                                                4,056           3,313
  Prepaid expenses and other current assets                                  8,765           7,721
                                                                       -----------     -----------
     TOTAL CURRENT ASSETS                                                   71,474          65,316

PROPERTY, EQUIPMENT AND LEASEHOLDS, NET                                  1,068,923       1,061,757
OTHER ASSETS
  Investments in and advances to partnerships                               94,953          94,949
  Goodwill, net                                                            416,514         414,734
  Other intangible assets, net                                              21,220          21,142
  Deferred charges and other assets                                          5,521           5,395
                                                                       -----------     -----------
     TOTAL ASSETS                                                      $ 1,678,605     $ 1,663,293
                                                                       ===========     ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                $    97,886     $    96,182
  Deferred revenue                                                          22,423          21,345
  Current maturities of long-term debt                                     733,844         734,488
  Debtor-in-possession credit facility                                           -               -
  Current portion of capital leases and mortgages                            5,821           5,766
                                                                       -----------     -----------
               TOTAL CURRENT LIABILITIES                                   859,974         857,781

LONG-TERM MORTGAGES                                                          6,393           6,353
LONG-TERM CAPITAL LEASE OBLIGATIONS                                         33,919          33,893
ACCRUED PENSION AND  POST-RETIREMENT OBLIGATIONS                             6,766           6,766
OTHER LIABILITIES                                                          132,874         132,466
                                                                       -----------     -----------
               TOTAL LIABILITIES                                         1,039,926       1,037,259
                                                                       -----------     -----------

LIABILITIES SUBJECT TO COMPROMISE (Note 2)                                 462,582         462,582

STOCKHOLDERS' EQUITY
  Common stock ($.01 par value, 300,000,000 shares authorized;
   58,538,646 shares issued and outstanding at February 28, 2001
   and at March 31, 2001)                                                      586             586
  Common stock-Class B non-voting ($.01 par value, 10,000,000 shares authorized; 84,000 shares issued and outstanding at
   February 28, 2001 and at March 31, 2001)                                      1               1
  Accumulated other comprehensive income                                    (6,626)         (6,674)
  Additional paid-in capital                                               671,707         671,707
  Retained deficit                                                        (489,571)       (502,168)
                                                                       -----------     -----------
               TOTAL STOCKHOLDERS' EQUITY                                  176,097         163,452
                                                                       -----------     -----------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 1,678,605     $ 1,663,293
                                                                       ===========     ===========

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Note: includes the assets, liabilities and operating results of the Company's Canadian and International operations, which were excluded from the Company's Chapter 11 filing. In Canada, an order to initiate a restructuring of obligations and operations under the Companies' Creditors Arrangement Act ("CCAA") was obtained on February 15, 2001 from the Ontario Superior Court of Justice for Cineplex Odeon Corporation and certain of its other Canadian subsidiaries. Additionally, on February 26, 2001, Loews Cineplex's wholly-owned Austrian subsidiary filed a petition for bankruptcy in Vienna, Austria, and on March 8, 2001, the Company instructed local counsel in Poland to file a petition for bankruptcy on behalf of its wholly-owned Polish subsidiary LCE Polska Holding Sp. z o.o.

              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)
              UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
        (ALL AMOUNTS IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE DATA)

                                                For the       For the
                                                 period        period
                                               February        March
                                               15, 2001       1, 2001
                                                through       through
                                               February        March
                                               28, 2001      31, 2001
                                               ---------     ---------
REVENUES
  Box Office                                   $  23,352     $  41,007
  Concession                                       8,852        14,997
  Other                                              947         1,730
                                               ---------     ---------
                                                  33,151        57,734
                                               ---------     ---------
EXPENSES
  Theatre operations and other expenses           27,365        47,216
  Cost of concessions                              1,517         2,507
  General and administrative                       1,686         3,193
  Depreciation and amortization                    4,208         9,167
  Loss/(gain) on sale/disposal of theatres         6,172          (228)
                                               ---------     ---------
                                                  40,948        61,855
                                               ---------     ---------
LOSS FROM OPERATIONS                              (7,797)       (4,121)
Interest Expense                                   2,833         6,216
Reorganization Charges                           117,063         1,976
                                               ---------     ---------
LOSS BEFORE INCOME TAXES                        (127,693)      (12,313)
Income Tax Expense                                   276           284
                                               ---------     ---------
NET LOSS                                       ($127,969)     ($12,597)
                                               =========     =========

  Weighted Average Shares Outstanding
  - basic and diluted                         58,622,646    58,622,646

  Net Loss Per Share - basic and diluted          ($2.18)       ($0.21)
                                               =========     =========

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Note: includes the assets, liabilities and operating results of the Company's Canadian and International operations, which were excluded from the Company's Chapter 11 filing. In Canada, an order to initiate a restructuring of obligations and operations under the Companies' Creditors Arrangement Act ("CCAA") was obtained on February 15, 2001 from the Ontario Superior Court of Justice for Cineplex Odeon Corporation and certain of its other Canadian subsidiaries. Additionally, on February 26, 2001, Loews Cineplex's wholly-owned Austrian subsidiary filed a petition for bankruptcy in Vienna, Austria, and on March 8, 2001, the Company instructed local counsel in Poland to file a petition for bankruptcy on behalf of its wholly-owned Polish subsidiary LCE Polska Holding Sp. z o.o.

              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)
              UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 (ALL AMOUNTS IN THOUSANDS OF U.S. DOLLARS)

                                                For the       For the
                                                 period        period
                                               February        March
                                               15, 2001       1, 2001
                                                through       through
                                               February        March
                                               28, 2001      31, 2001
                                               ---------     ---------
OPERATING ACTIVITIES
  Net loss                                     $(127,969)    $ (12,597)
  Adjustments to reconcile net loss to
   net cash provided by operating
    activities:
     Depreciation and amortization                 4,208         9,167
     Loss/(gain) on sale/disposal of
      theatres                                     6,172          (228)
    Reorganization costs                         117,063         1,976
    Equity loss from long-term investments,
     net of distributions received                   624           425
  Changes in operating assets and liabilities:
    Decrease in accounts receivable                    -         1,247
    Increase/(Decrease) in accounts payable
     and accrued expenses                         16,051        (3,661)
    (Increase) in other operating assets
     and liabilities, net                              -          (832)
                                               ---------     ---------
NET CASH PROVIDED BY/(USED IN) OPERATING
 ACTIVITIES                                       16,149        (4,503)
                                               ---------     ---------

INVESTING ACTIVITIES
  Investments in/advances to partnerships,
   net of repayments                                   -             -
  Proceeds from sale of assets                         -           490
  Capital expenditures                                 -        (1,239)
                                               ---------     ---------
NET CASH USED IN INVESTING ACTIVITIES                  -          (749)
                                               ---------     ---------

FINANCING ACTIVITIES
  Borrowings from Senior Revolving Credit
   Facility, net                                     131           644
  Proceeds from Debtor-in-Possession
   Credit Facility                                     -             -
  Repayment of long-term debt and capital
   leases                                              -          (121)
                                               ---------     ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES            131           523
                                               ---------     ---------

INCREASE/(DECREASE) IN CASH AND CASH
 EQUIVALENTS                                      16,280        (4,729)
CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD                                           30,920        47,200
                                               ---------     ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD     $  47,200     $  42,471
                                               =========     =========

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Note: includes the assets, liabilities and operating results of the Company's Canadian and International operations, which were excluded from the Company's Chapter 11 filing. In Canada, an order to initiate a restructuring of obligations and operations under the Companies' Creditors Arrangement Act ("CCAA") was obtained on February 15, 2001 from the Ontario Superior Court of Justice for Cineplex Odeon Corporation and certain of its other Canadian subsidiaries. Additionally, on February 26, 2001, Loews Cineplex's wholly-owned Austrian subsidiary filed a petition for bankruptcy in Vienna, Austria, and on March 8, 2001, the Company instructed local counsel in Poland to file a petition for bankruptcy on behalf of its wholly-owned Polish subsidiary LCE Polska Holding Sp. z o.o.

              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT AS OTHERWISE NOTED)


NOTE 1 - ORGANIZATION, BUSINESS AND PROCEEDINGS UNDER CHAPTER 11
----------------------------------------------------------------

Loews Cineplex Entertainment Corporation ("LCP" or the "Company") is a major motion picture theatre exhibition company with operations in North America and Europe. The Company operates theatres under the Loews Theatres, Cineplex Odeon Theatres, Star Theatres, Magic Johnson Theatres, Megabox Theatres and Yelmo Cineplex Theatres marquees. As of March 31, 2001, LCP owns, or has interests in, and operates 2,527 screens at 288 theatres in 20 states and the District of Columbia, six Canadian provinces, Spain, Hungary and Korea. The Company's principal geographic markets include New York and the metropolitan area, Boston, Chicago, Baltimore, Dallas, Houston, Detroit, Los Angeles, Seattle and Washington D.C. in the U.S.; Toronto, Montreal and Vancouver in Canada; and Madrid, Spain. The Company holds a 50% partnership interest in each of the Yelmo Cineplex de Espana ("Yelmo"), Loeks-Star Theatres ("LST") and Magic Johnson Theatres ("MJT") partnerships and holds a 24% interest in the Megabox Cineplex, Inc. ("Megabox") joint venture in Korea. Yelmo, LST, MJT and Megabox hold interests in and operate 34 locations, comprising a total of 393 screens. Screens and locations for these joint ventures are included in the Company amounts referred to above.

On February 15, 2001, LCP and all of its wholly-owned U.S. subsidiaries (the "Debtors") filed voluntary petitions for relief under Chapter 11 ("Chapter 11") of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors are operating their business as debtors-in-possession. On February 27, 2001, the Office of the United States Trustee for the Southern District of New York (the "U.S. Trustee") appointed a statutory committee of unsecured creditors (the "Creditors' Committee") to represent the interests of the Debtors' unsecured creditors. Between February 15, 2001 and March 31, 2001, the Company obtained Bankruptcy Court approval to reject 69 leases. As a result, as of May 15, 2001, the Company has closed 61 of these theatres comprising 379 screens. In Canada, an order to initiate a restructuring of obligations and operations under the Companies' Creditors Arrangement Act ("CCAA") was obtained on February 15, 2001 from the Ontario Superior Court of Justice (the "Superior Court") for Cineplex Odeon Corporation and certain of its other Canadian subsidiaries. In addition, on February 26, 2001, Loews Cineplex's wholly-owned Austrian subsidiary, LCE Europlex KinobetriebsgmbH ("LCE Europlex"), filed a petition for bankruptcy in Vienna, Austria, and on March 8, 2001, the Company instructed local counsel in Poland to file a petition for bankruptcy on behalf of its wholly-owned Polish subsidiary LCE Polska Holding Sp. z o.o. See Note 2, Liabilities Subject to Compromise, for further discussion.

The unaudited consolidated financial statements of the Company have been prepared in accordance with Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") for financial statements for the period beginning February 15, 2001 and thereafter, and generally accepted accounting principles applicable to a going concern which, unless otherwise noted, assumes the realization of assets and the payment of liabilities in the ordinary course of business. SOP 90-7 requires (i) that pre-petition liabilities that are subject to compromise be segregated in the Company's consolidated balance sheet as liabilities subject to compromise and (ii) that revenues, expenses (including professional fees), realized gains and losses, and provisions for losses resulting from the reorganization and restructuring of the Company be reported separately as reorganization items in the consolidated statement of operations. As a result of the reorganization proceedings under Chapter 11 and the CCAA, the Company may take, or may be required to take, actions which may cause assets to be realized, or liabilities to be liquidated, for amounts other than those reflected in the consolidated financial statements.

              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT AS OTHERWISE NOTED)


NOTE 1 - ORGANIZATION, BUSINESS AND PROCEEDINGS UNDER CHAPTER 11, CONTINUED
---------------------------------------------------------------------------

As a result of the Company's recurring losses, the Chapter 11 and CCAA filings and circumstances relating to these events, including the Company's debt structure and current economic conditions, realization of assets and liquidation of liabilities are subject to significant uncertainty. The Company believes that cash from operations along with financing provided through a Debtor-in-Possession Credit Facility entered into on February 15, 2001, as amended (hereinafter collectively referred to as the "DIP Facility"), will be available to provide sufficient liquidity to allow the Company to continue as a going concern through January 31, 2002. However, there can be no assurance of this. The accompanying unaudited consolidated financial statements of LCP have been prepared on a going concern basis of accounting and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to maintain compliance with debt covenants under the DIP Facility and the ability to generate sufficient cash from operations and financing sources to meet its obligations as they become due. In the event a plan of reorganization is developed and is confirmed by the Bankruptcy Court, continuation of the Company's business thereafter will be dependent on the Company's ability to achieve successful operations. Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, there can be no assurance that the Company will emerge from these bankruptcy proceedings, and the effect of the terms and conditions of such a plan of reorganization on the Company's business cannot be determined.

As previously mentioned, in order to provide adequate liquidity over the next fiscal year, the Company entered into an agreement dated as of February 15, 2001 with a group of lenders led by Bankers Trust Company, as Administrative Agent, for a DIP Facility. The DIP Facility provided the Company with $60 million in additional financing through the earlier of January 31, 2002 or upon the occurrence of certain other events, including the effectiveness of a plan of reorganization. See Note 3 to these unaudited consolidated financial statements for further discussion.

Certain footnote disclosures normally included in unaudited consolidated financial statements prepared in accordance with generally accepted accounting principles ("GAAP") have been condensed or omitted from the interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended February 28, 2001, when available.

It should be noted that the Company's annual audit, performed by PricewaterhouseCoopers LLP, for the year ended February 28, 2001 is currently in process. It is not expected that the completion of this audit will result in any recommendations and/or potential adjustments which will have a significant impact on the information as presented herein. Any revisions would be reflected in future reports unless the item was deemed significant in which case the Company would issue an Amended Statement for this period.

The operating results for the periods presented herein may not be indicative of the operating results for the full year or any future interim period.

NOTE 2 - LIABILITIES SUBJECT TO COMPROMISE
------------------------------------------

As previously discussed in Note 1 to these unaudited consolidated financial statements, the Debtors have been operating as debtors-in-possession under Chapter 11 since February 15, 2001. As debtors-in-possession, the Debtors are authorized to operate their business in the ordinary course of business. As a result of the Chapter 11 filing, substantially all actions to collect the payment of pre-petition indebtedness

              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT AS OTHERWISE NOTED)


NOTE 2 - LIABILITIES SUBJECT TO COMPROMISE, CONTINUED
-----------------------------------------------------

are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. These claims are reflected in the February 28, 2001 and March 31, 2001 unaudited consolidated balance sheets as Liabilities Subject to Compromise. Pre-petition claims secured against the Debtors' assets ("secured claims") are also stayed, although the holders of such claims have the right to move the court for relief from the stay. Pre-petition secured claims (primarily representing amounts borrowed under the Senior Revolving Credit Facility) are generally secured by all personal property and certain real property of LCP and its domestic subsidiaries, a pledge of stock of all domestic subsidiaries and LCP's equity interest in its foreign subsidiaries. Although pre-petition claims are generally stayed, as previously discussed, as part of the first day orders granted by the Bankruptcy Court, the Bankruptcy Court approved LCP's motions to pay certain pre-petition obligations. In addition, the Company may reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Any damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and are classified as liabilities subject to compromise. LCP will notify all known claimants subject to the bar date of their need to file a proof of claim with the Bankruptcy Court. A bar date is the date by which claims against the Company must be filed if the claimants wish to receive any distribution in the Chapter 11 case. No bar date has yet been set by the Bankruptcy Court. Differences between liability amounts estimated by the Company and claims filed by creditors will be investigated and the Bankruptcy Court will make a final determination of the allowable claim. The determination of how liabilities will ultimately be treated cannot be made until the Bankruptcy Court approves a Chapter 11 plan of reorganization. Accordingly, the ultimate amount and settlement terms for such liabilities are presently not determinable.

In addition, valuation methods used in Chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on generally accepted accounting principles, the basis of which the accompanying financial statements are prepared. Accordingly, the values set forth in the accompanying consolidated financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court.

Certain liabilities of the Company in existence prior to the filing of a petition under Chapter 11 are subject to compromise under a plan of reorganization and are therefore separately classified in the unaudited consolidated statement of financial position. All amounts presented below may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. As of both February 28, 2001 and March 31, 2001, the Company has liabilities subject to compromise of approximately $462.6 million which include the following:

     8 7/8% Senior Subordinated Notes                   $300,000
     Interest payable - Senior Subordinated Notes         14,348
     Trade payables                                       29,971
     Rent and rent related charges                        12,487
     Lease related claims (see Note 4)                    93,870
     Accrued Expenses/Other                               11,906
                                                        --------
                                                        $462,582
                                                        ========

              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT AS OTHERWISE NOTED)


NOTE 2 - LIABILITIES SUBJECT TO COMPROMISE, CONTINUED
-----------------------------------------------------

Amounts outstanding under the 8 7/8% Senior Subordinated Notes as of February 15, 2001 are classified as liabilities subject to compromise in the unaudited consolidated statement of financial position until a plan of reorganization is approved and implemented. The last required interest payment was February 1, 2001 which was blocked by the lenders under the Senior Revolving Credit Facility. Interest on unsecured claims has not been accrued during the period.

NOTE 3 - LONG-TERM DEBT AND OTHER OBLIGATIONS
---------------------------------------------

The Company's borrowings under its Senior Revolving Credit Facility at February 28, 2001 and March 31, 2001 totaled $733.8 million and $734.5 million, with an additional $6.5 million and $5.8 million of availability for outstanding letters of credit, respectively. In accordance with the final order approving the DIP Facility, the Company is authorized to make adequate protection payments in an amount equal to the monthly interest due on the pre-petition bank debt outstanding under the Senior Revolving Credit Facility.

In connection with the Company's Chapter 11 and CCAA filings, on February 15, 2001, the Company entered into a DIP Facility with Bankers Trust Company, as Administrative Agent. The DIP Facility was approved by the Bankruptcy Court on April 4, 2001. The debtor-in-possession commitment that LCP received from Bankers Trust is for approximately $146 million, $60 million of which consists of a revolving credit line with the remaining $86 million being used to repay post-default advances (i.e., subsequent to August 31, 2000) made under the Senior Revolving Credit Facility, which were secured with mortgages on eleven of the Company's existing theatre properties. Loans under the DIP Facility bear interest at the Bank's Base Rate plus 1.5% or LIBOR plus 3.25%. The terms of the DIP Facility contain certain restrictive covenants which include: limitations on the incurrence of additional guarantees, liens and indebtedness, limitations on the sale of assets, and the funding of capital expenditures. The DIP Facility also requires that the Company meet certain minimum consolidated cumulative earnings before interest, taxes, depreciation/amortization and other expenses as defined. For the months of February and March 2001, the Company was in compliance with all financial covenant requirements reflected in the DIP Facility.

The DIP Facility will be used to finance the Company's operations in the normal course of business during the restructuring process and the completion of certain "designated" construction projects, currently under construction, which were committed to prior to the petition date. The Company will also be allowed to fund the financing requirements of Cineplex Odeon Canada (up to a maximum of $20 million) including funding certain capital projects. The DIP Facility, which expires on the earlier of January 31, 2002 or upon the occurrence of certain other events, including the effectiveness of a plan of reorganization, is designed to ensure that the Company has sufficient liquidity to operate in the ordinary course and meet certain of its funding commitments for completion of certain theatre complexes now under construction in North America. As of March 31, 2001, no amounts have been drawn against the DIP Facility.

The Company currently has outstanding $300 million aggregate principal amount of 8 7/8% Senior Subordinated Notes (the "Notes") due 2008. On February 1, 2001, the required interest payment due on the Company's Notes was blocked by the lenders under the Senior Revolving Credit Facility. In accordance with the Indenture, the Company had thirty days to cure the default before such payment default became an event of default which would permit the requisite holders to accelerate maturity under the terms of the Indenture. The 8 7/8% Senior Subordinated Notes have been reclassified as Liabilities Subject to Compromise in the February 28, 2001 and March 31, 2001 unaudited consolidated balance sheets.

              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT AS OTHERWISE NOTED)



NOTE 4 - REORGANIZATION AND RESTRUCTURING CHARGES
-------------------------------------------------

Reorganization and restructuring charges are comprised of the following:

                                                      February 15, 2001 -   March 1, 2001 -
                                                      February 28, 2001     March 31, 2001
                                                      -----------------     --------------
Net book value write-off of theatres to be
   closed (including allocated goodwill)              $        78,764        $           -
Lease claim liabilities                                        23,005                    -
Professional advisory fees accrued                              1,217                1,626
Write-off of deferred financing fees and OID                   11,842                    -
Other expenses directly related to the bankruptcy               2,235                  350
                                                      ---------------        -------------
     Total                                            $       117,063        $       1,976
                                                      ===============        =============



NOTE 5  - ACCOUNTS RECEIVABLE
------  ---------------------

Accounts receivable consist of:
                                                      February 28, 2001     March 31, 2001
                                                      -----------------     --------------
Accounts receivable - trade                           $         6,373                6,439
Other receivables                                               5,080                5,372
                                                      ---------------       --------------
                                                      $        11,453        $      11,811
                                                      ===============       ==============



NOTE 6 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES
----------------------------------------------

Accounts payable and accrued expenses consist of:

                                                      February 28, 2001     March 31, 2001
                                                      -----------------     --------------
Accounts payable -- trade                                      50,123               44,115
Accrued occupancy                                               9,512               10,718
Other accrued expenses                                         38,251               41,349
                                                      ---------------       --------------
                                                      $        97,886        $      96,182
                                                      ===============       ==============

To the best of the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all applicable workers' compensation and disability insurance policies, in respect of the period from February 15, 2001 through March 31, 2001 are fully paid as of March 31, 2001.

              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

           BANKRUPTCY COURT REPORTING SCHEDULES - U.S. OPERATIONS


                   PROFESSIONAL FEES PAID FOR THE PERIOD
                  FEBRUARY 15, 2001 THROUGH MARCH 31, 2001


                                    NONE

              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

           BANKRUPTCY COURT REPORTING SCHEDULES - U.S. OPERATIONS

                                                       For the period
                                                     February 15, 2001
                                                          Through
                                                       March 31, 2001      Reference
                                                      ----------------    -----------
Gross salaries paid and/or incurred                   $  11,381,788.26     Schedule I
Payroll taxes withheld                                $   2,614,497.80     Schedule I
Employer payroll tax contributions incurred           $   1,080,263.33     Schedule I
Gross taxable sales                                   $  56,375,138.00     Schedule II
Sales tax collected                                   $   3,471,524.00     Schedule II
Real estate taxes and personal property taxes paid    $     392,444.64     Schedule III
Payment of payroll taxes                              $   1,080,263.33     Schedule I
Sales tax paid                                        $   5,698,134.00     Schedule IV


              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

           BANKRUPTCY COURT REPORTING SCHEDULES - U.S. OPERATIONS

                                                                 SCHEDULE I

      COURT REPORTING SCHEDULES FOR PAYROLL AND PAYROLL TAXES FOR THE
            PERIOD FROM FEBRUARY 15, 2001 THROUGH MARCH 31, 2001


                                 Payroll             Payment
 Week                         Taxes Withheld        of Payroll
Ending                           and Paid        Taxes Incurred (1)
 Date           Wages         from Employees        by Employer
-------    --------------     --------------     -----------------
2/22/01    $ 2,258,653.80     $  566,754.00       $  211,111.62
 3/1/01      1,725,184.41        350,700.40          175,890.89
 3/8/01      2,275,917.57        552,788.96          207,254.22
3/15/01      1,472,794.62        302,940.03          147,806.30
3/22/01      2,224,190.72        546,533.48          197,104.65
3/29/01      1,425,047.14        294,780.93          141,095.65
-------    --------------     --------------     -----------------

TOTAL      $11,381,788.26     $2,614,497.80       $1,080,263.33
=======    ==============     ==============     =================

Notes:
(1) The company utilizes a third party payroll service to process its home office and theater payroll. Accordingly, the payroll service directly debits our bank account at the end of each pay period for the payroll taxes. The payroll service then remits the tax payments to the appropriate taxing jurisdiction on the company's behalf.

              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

           BANKRUPTCY COURT REPORTING SCHEDULES - U.S. OPERATIONS

                                                                SCHEDULE II
                                                                PAGE 1 OF 2

COURT REPORTING SCHEDULES FOR SALES TAX COLLECTED AND GROSS TAXABLE SALES FOR THE PERIOD FROM FEBRUARY 15, 2001 THROUGH MARCH 31, 2001


                                                   Sales Tax    Gross Taxable
Taxing Jurisdiction                                Collected        Sales
---------------------------------------------     ----------    ------------
Arizona Department of Revenue                     $   57,325     $ 1,146,495
City of Tucson - City Collections                      9,015         450,757
Board of Equalization                                113,360       1,374,061
State of Connecticut                                  46,214         577,669
State of Connecticut                                  24,605         410,083
DC Treasurer                                          86,438       1,329,810
Dept. Of Business & Prof. Regulation (FL)                 54             n/a
Florida Department of Revenue                         38,057         634,283
State of Georgia                                      31,490         449,850
Idaho State Tax Commission                             1,483          29,650
City of Evanston                                         344           8,588
Village of Schaumburg                                  5,239         261,928
Village of Arlington Heights                             155          15,512
City of Calumet                                       10,161             n/a
Chicago Dept. Of Revenue                             165,557       2,365,101
Chicago Dept. Of Revenue                              51,785         739,786
Village of Vernon Hills                                2,126             n/a
Village of Hodgkins                                   20,862             n/a
Village of North Riverside                             7,055             n/a
City of Crestwood                                     38,421             n/a
Cook County Collector                                114,669       3,822,309
Cook County Collector                                 98,151       3,271,700
Illinois Department of Revenue-MPEA                    6,889         393,636
Illinois Department of Revenue                       285,947       3,364,082
Indiana Department of Revenue-Food & Beverage          1,545         154,466
Indiana Department of Revenue                         16,391         327,820
Kentucky State Treasurer                               2,325          38,750
Commonwealth of Massachusetts                         48,781         975,613
Maryland Comptroller of The Treasury                 211,069       2,345,210
Maryland Comptroller of The Treasury                  51,484       1,029,670
Minnesota Department of Revenue                       15,129         232,758
State of New Hampshire Meals & Room Tax                2,495          31,188
State of New Jersey Division of Taxation             574,706       9,578,433
New York State Department of Taxation                514,255       6,428,181
                                                  ----------     -----------
          SUBTOTAL                                $2,653,582     $41,787,389


n/a - generally sales taxes in these jurisdictions are based on attendance levels.

              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

           BANKRUPTCY COURT REPORTING SCHEDULES - U.S. OPERATIONS

                                                                SCHEDULE II
                                                                PAGE 2 OF 2

COURT REPORTING SCHEDULES FOR SALES TAX COLLECTED AND GROSS TAXABLE SALES FOR THE PERIOD FROM FEBRUARY 15, 2001 THROUGH MARCH 31, 2001

                                                   Sales Tax    Gross Taxable
Taxing Jurisdiction                                Collected        Sales
---------------------------------------------     ----------    ------------

Subtotal from previous page
 (Schedule II Page 1 of 2)                        $2,653,582     $41,787,389

Village of North Randall                              11,335         188,922
Finance Director of the City of Richmond
 Heights                                              12,349         411,644
Treasurer of the State of Ohio                        15,166         216,657
Pennsylvania Department of Revenue                    32,881         548,009
Texas State Treasury Department                      376,000       4,557,576
Utah State Commission                                 47,271         744,431
Treasurer of Arlington County, Virginia                5,165          60,765
Virginia Department of Taxation                       12,204         143,580
State of Washington                                  144,747       4,020,762
City of Bellevue Tax Office                            6,588         219,583
City of Bellevue Tax Office                              696         465,241
City of Burlington                                    21,827         436,530
City of Kirkland                                       4,166          83,310
City of Lakewood                                      17,728         354,560
City of Redmond                                       18,299         365,970
City of Tacoma                                        15,562         278,689
City of Seattle                                       46,615         932,291
City of Seattle                                        6,694         106,246
City of Tukwila                                        5,135         102,703
City of Woodinville                                   17,514         350,280
                                                  ----------     -----------
          TOTAL                                   $3,471,524     $56,375,138
                                                  ==========     ===========


n/a - generally sales taxes in these jurisdictions are based on attendance levels.

              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

           BANKRUPTCY COURT REPORTING SCHEDULES - U.S. OPERATIONS

                                                               SCHEDULE III

COURT REPORTING SCHEDULES FOR REAL ESTATE TAX & PERSONAL PROPERTY TAX PAID FOR THE PERIOD FROM FEBRUARY 15, 2001 THROUGH MARCH 31, 2001


Real Estate Tax
---------------

Div #  Theatre               Payee                            Amount      Check Date      Check #
-----  -----------------     -------------------------     -----------    ----------     ---------
301    Baldwin Hills         Los Angeles Tax Collector     $ 35,409.05      3/21/01       301646
146    Roosevelt Raceway     Town of Hempstead              122,887.43      3/27/01       302526
144    Roosevelt Field       Town of Hempstead               43,832.48      3/27/01       302513
141    Nassau                Town of Hempstead              131,863.35      3/27/01       302562
158    Fantasy               Town of Hempstead               34,009.33      3/27/01       302514
160    Rockville Centre      Town of Hempstead               10,654.90      3/27/01       302512
661    Concord               City of Concord                  8,484.62      3/27/01       302521
                                                           -----------
          TOTAL                                            $387,141.16
                                                           ===========


Personal Property Tax
---------------------

Div #  Theatre               Payee                            Amount      Check Date      Check #
-----  -----------------     -------------------------     -----------    ----------     ---------
447    Lakewood              Pierce County                 $2,683.41        3/27/01       302493
441    Tacoma Mall           Pierce County                    744.05        3/27/01       302494
442    Tacoma South          Pierce County                  1,462.43        3/27/01       302537
207    Cinedome              Weber County Assessor            413.59        3/27/01       302525
                                                           -----------
          TOTAL                                            $5,303.48
                                                           ===========


TOTAL REAL ESTATE & PERSONAL PROPERTY TAXES                $392,444.64
                                                           ===========


              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

           BANKRUPTCY COURT REPORTING SCHEDULES - U.S. OPERATIONS

                                                                SCHEDULE IV
                                                                Page 1 of 3


COURT REPORTING SCHEDULES FOR SALES TAX PAYMENTS
FOR THE PERIOD FROM FEBRUARY 15, 2001 THROUGH MARCH 31, 2001

Taxing Jurisdiction                                    Tax Type             Amount Paid    Date Paid
-----------------------------------------       ----------------------     -------------   ---------
Arizona Department of Revenue                   Sales Tax                  $    82,245      02/16/01
Arizona Department of Revenue                   Sales Tax                       45,160      03/19/01
City of Tucson-City Collections                 Sales Tax                       11,367      02/20/01
City of Tucson-City Collections                 Sales Tax                        7,374      03/19/00
Board of Equalization                           Sales Tax                       70,913      03/26/01
State of Connecticut                            Admissions Tax                   1,444      02/27/01
State of Connecticut                            Admissions Tax                  41,109      04/02/01
State of Connecticut                            Sales Tax                       28,033      02/28/01
State of Connecticut                            Sales Tax                       19,380      04/02/01
DC Treasurer                                    Sales Tax                      105,576      02/20/01
DC Treasurer                                    Sales Tax                       66,115      03/13/01
Dept. of Business & Prof. Regulation (FL)       Sales Tax                           74      02/16/01
Dept. of Business & Prof. Regulation (FL)       Sales Tax                           54      03/13/01
Florida Department of Revenue                   Sales Tax                       43,580      02/20/01
Florida Department of Revenue                   Sales Tax                       27,175      03/13/01
State of Georgia                                Sales Tax                       30,499      02/20/01
State of Georgia                                Sales Tax                       25,075      03/20/01
Idaho State Tax Commission                      Sales Tax                       11,998      02/20/01
Idaho State Tax Commission                      Sales Tax                        2,965      03/20/01
City of Evanston                                Admissions Tax                   2,376      02/20/01
City of Evanston                                Admissions Tax                     687      03/22/01
Village of Schaumburg                           Admissions Tax                   7,683      02/20/01
Village of Schaumburg                           Admissions Tax                   4,142      03/22/01
Village of Arlington Heights                    Admissions Tax                     505      02/20/01
Village of Arlington Heights                    Admissions Tax                     216      03/19/01
City of Calumet                                 Admissions Tax                   7,644      03/13/01
Chicago Dept. Of Revenue                        Admissions Tax                 106,708      02/16/01
Chicago Dept. Of Revenue                        Admissions Tax                 168,987      02/23/01
Chicago Dept. Of Revenue                        Admissions Tax                 114,112      03/22/01
Village of Vernon Hills                         Admissions Tax                   7,973      02/16/01
Village of Vernon Hills                         Admissions Tax                   3,121      03/13/01
Village of Hodgkins                             Admissions Tax                  29,706      02/20/01
Village of Hodgkins                             Admissions Tax                  15,272      03/19/01
Village of North Riverside                      Admissions Tax                   5,976      03/13/01
Cook County Collector                           Admissions Tax                 144,908      02/23/01
Cook County Collector                           Admissions Tax                  88,583      03/22/01
Cook County Collector                           Admissions Tax                 131,222      02/23/01
Cook County Collector                           Admissions Tax                  77,560      03/22/01
Illinois Department of Revenue                  MPEA Tax                         5,419      03/19/01
Illinois Department of Revenue                  MPEA Tax                         8,573      02/20/01
Illinois Department of Revenue                  Sales Tax                      158,473      02/20/01
Illinois Department of Revenue                  Sales Tax - prepayment          29,491      02/15/01
                                                                            ------------   ---------
          Subtotal                                                          $1,739,473
                                                                            ------------


              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

           BANKRUPTCY COURT REPORTING SCHEDULES - U.S. OPERATIONS

                                                                SCHEDULE IV
                                                                Page 2 of 3


COURT REPORTING SCHEDULES FOR SALES TAX PAYMENTS
FOR THE PERIOD FROM FEBRUARY 15, 2001 THROUGH MARCH 31, 2001

Taxing Jurisdiction                                    Tax Type              Amount Paid   Date Paid
-----------------------------------------       ----------------------      ------------   ---------

Subtotal from previous page                                                 $1,739,473

Illinois Department of Revenue                  Sales Tax - prepayment          29,491      02/22/01
Illinois Department of Revenue                  Sales Tax - prepayment          29,491      02/28/01
Illinois Department of Revenue                  Sales Tax - prepayment          30,318      03/07/01
Illinois Department of Revenue                  Sales Tax - prepayment          30,318      03/15/01
Illinois Department of Revenue                  Sales Tax - prepayment          30,318      03/22/01
Illinois Department of Revenue                  Sales Tax                       87,071      03/20/01
Indiana Department of Revenue                   Food & Beverage Tax              2,561      02/27/01
Indiana Department of Revenue                   Food & Beverage Tax              1,240      03/28/01
Indiana Department of Revenue                   Sales Tax                       21,316      02/21/01
Indiana Department of Revenue                   Sales Tax                       17,282      03/19/01
Kentucky State Treasurer                        Sales Tax                        5,366      02/20/01
Kentucky State Treasurer                        Sales Tax                        3,602      03/20/01
Commonwealth of Massachusetts                   Sales Tax                       60,560      02/20/01
Commonwealth of Massachusetts                   Sales Tax                       40,698      03/19/01
Maryland Comptroller of The Treasury            Sales Tax                       50,391      02/20/01
Maryland Comptroller of The Treasury            Sales Tax                       30,401      03/20/01
Maryland Comptroller of The Treasury            Admissions Tax                 205,247      02/16/01
Maryland Comptroller of The Treasury            Admissions Tax                 126,176      03/19/01
Minnesota Department of Revenue                 Sales Tax                       40,030      02/13/01
Minnesota Department of Revenue                 Sales Tax                       17,052      03/13/01
State of New Hampshire Meals & Room Tax         Meals Tax                        4,638      02/15/01
State of New Hampshire Meals & Room Tax         Meals Tax                        2,120      03/15/01
State of New Jersey Division of Taxation        Sales Tax                      699,306      02/20/01
State of New Jersey Division of Taxation        Sales Tax                      484,680      03/20/01
New York State Department of Taxation           Sales Tax                        1,805      02/20/01
New York State Department of Taxation           Sales Tax                          739      03/20/01
New York State Department of Taxation           Sales Tax                      289,557      02/20/01
New York State Department of Taxation           Sales Tax                      230,709      03/20/01
New York State Department of Taxation           Sales Tax                       20,859      03/19/01
New York State Department of Taxation           Sales Tax                       30,000      02/22/01
New York State Department of Taxation           Sales Tax                       30,000      03/22/01
Village of North Randall                        Admissions Tax                  22,671      03/29/01
Finance Director of the City of Richmond
 Heights                                        Admissions Tax                  13,324      02/20/01
Finance Director of the City of Richmond
 Heights                                        Admissions Tax                   8,233      03/22/01
Treasurer of the State of Ohio                  Sales Tax                       11,685      02/20/01
Treasurer of the State of Ohio                  Sales Tax                        7,175      03/19/01
Treasurer of the State of Ohio                  Sales Tax                        5,844      02/20/01
Treasurer of the State of Ohio                  Sales Tax                        4,881      03/19/01
                                                                            ------------
          Subtotal                                                          $4,466,628
                                                                            ------------


              LOEWS CINEPLEX ENTERTAINMENT CORPORATION, ET AL.
                          (DEBTORS-IN-POSSESSION)

           BANKRUPTCY COURT REPORTING SCHEDULES - U.S. OPERATIONS

                                                                SCHEDULE IV
                                                                Page 3 of 3


COURT REPORTING SCHEDULES FOR SALES TAX PAYMENTS
FOR THE PERIOD FROM FEBRUARY 15, 2001 THROUGH MARCH 31, 2001

Taxing Jurisdiction                                    Tax Type              Amount Paid   Date Paid
-----------------------------------------       ----------------------      ------------   ---------

Subtotal from previous page                                                 $4,466,628

Pennsylvania Department of Revenue              Sales Tax                       32,003      02/22/01
Pennsylvania Department of Revenue              Sales Tax                       20,946      03/19/01
Texas State Treasury Department                 Sales Tax                      582,000      02/15/01
Utah State Commission                           Sales Tax                      105,832      02/26/01
Treasurer of Arlington County, Virginia         Meals Tax                        7,140      02/20/01
Treasurer of Arlington County, Virginia         Meals Tax                        4,050      03/19/01
Virginia Department of Taxation                 Sales Tax                       20,443      02/20/01
Virginia Department of Taxation                 Sales Tax                       10,590      03/19/01
State of Washington                             Sales Tax                      223,658      02/25/01
State of Washington                             Sales Tax                      121,554      03/25/01
City of Bellevue                                Admissions Tax                  11,041      02/23/01
City of Bellevue                                Admissions Tax                   5,503      03/26/01
City of Kirkland                                Admissions Tax                   3,059      03/14/01
City of Lakewood                                Admissions Tax                  23,637      03/14/01
City of Seattle                                 Admissions Tax                  39,794      03/14/01
City of Tukwila                                 Admissions Tax                   1,337      02/26/01
City of Tukwila                                 Admissions Tax                   4,321      03/26/01
City of Woodinville                             Admissions Tax                  14,598      03/15/01
                                                                            ------------
TOTAL                                                                       $5,698,134
                                                                            ============